Exhibit (j)(2)

September 14, 2015

Board of Directors

Homestead Funds, Inc.

4301 Wilson Boulevard

Arlington, VA 22203

Re:	Homestead Funds, Inc.

Directors:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of the post-effective amendment No. 54 to the Form N-1A registration statement for Homestead Funds, Inc. (File No. 33-35788). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

/s/ Seward & Kissel LLP